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                                                                   EXHIBIT 10.11

                          MANAGEMENT SERVICES AGREEMENT
                          -----------------------------

         THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into this 21st day of July, 1998 (the "Execution Date") to be effective as of July 1, 1998 (the "Effective Date"), by and between ENDEAVOR TECHNOLOGIES, INC., a Georgia corporation ("Endeavor"), and MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria").

                                   BACKGROUND:
                                   ----------

         A. Matria is acquiring, effective as of the Effective Date, substantially all of the assets of Quality Diagnostic Services, Inc. ("QDS") and Telemedics, Inc. ("Telemedics"), both Georgia corporations and wholly owned subsidiaries of Endeavor, pursuant to the terms of that certain Asset Purchase Agreement, dated July 21, 1998, and effective as of the Effective Date (the "Purchase Agreement"), among Endeavor, QDS, Telemedics and Matria. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

         B. As a material inducement for Matria to enter into the Purchase Agreement, Endeavor has agreed to enter into this Agreement.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.  SERVICES.  Subject to the terms and conditions set forth in this
             --------
Agreement, Matria hereby retains Endeavor to provide to Matria the management and transition services more particularly described on Exhibit A attached hereto
                                                       ---------
and incorporated herein by this reference (the "Services") to assist with the transition of the Business to Matria, and Endeavor agrees to render the Services to Matria.

         2.  TRANSITION AND CONSULTING EMPLOYEES.
             -----------------------------------

             (a) Subject to the terms and conditions set forth in this Agreement, Endeavor agrees to make available to Matria the employees listed on Exhibit B attached hereto and incorporated herein by this reference (the
---------
"Transition Employees"). Such Transition Employees shall be made available to Matria, solely to provide the Services, on a full-time basis (approximately 40 hours per week), until the later of (i) three months after the Execution Date, or (ii) three months after Matria identifies and commences training of current Matria employees or hires such Transition Employees' replacements, as applicable, but in no event past the end of the Term ("Transition Part I"); provided, however, that Mark Bogart will be available on a full-time basis throughout the Term unless terminated by Matria as hereinafter provided. After the end of Transition Part I, Endeavor agrees to make the Transition Employees available to Matria to provide the Services, on an "as-needed" basis, as reasonably requested by Matria, until the end of the Term. Endeavor may utilize the services of the Transition Employees to the extent that such
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Transition Employees are not otherwise engaged by Matria to perform the
Services, provided, however, that Endeavor shall in no way interfere with the Transition Employees' providing of the Services to Matria under this Agreement. In addition to the above, Endeavor agrees that Matria shall have the right to terminate Mark Bogart's services pursuant to this Section 2(a), upon 30 days written notice to Endeavor and Bogart (the "Bogart Termination"), and upon such Bogart Termination, all of the remaining provisions and terms of this Agreement shall continue and remain in full force and effect, except as provided in
Section 5(a) below.

             (b) Subject to the terms and conditions set forth in this Agreement, Endeavor agrees to make available to Matria, to provide the Services, the employees listed on Exhibit C, attached hereto and incorporated herein by
                        ---------
this reference, on an "as-needed," basis, as reasonably requested by Matria, until the end of the Term (the "Consulting Employees").

         3.  RIGHT TO OCCUPY SPACE AND USE EQUIPMENT. Endeavor hereby grants to
             ---------------------------------------
Matria and Matria employees the right, during the Term, to occupy such space located at the principal office of Endeavor at 400 The Lenox Building, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326 (the "Lenox Office"), currently occupied by Endeavor and QDS in connection with the operation of the Business, and to use such equipment, currently used by Endeavor and QDS at the Lenox Office in the operation of the Business (including, without limitation, office furniture, computers, telephones and fax machines but excluding Endeavor's executive offices), as is reasonably required for Purchaser to operate the Business.

         4.  RECEIVING AND SHIPPING AREA AND BUSINESS OFFICE. Matria, reasonably
             -----------------------------------------------
assisted by Endeavor, agrees to move (i) all receiving and shipping functions from the areas not included in the Licensed Premises Agreement (the "Shipping Area") and (ii) all billing functions in the area currently used by Endeavor for such billing functions (the "Business Office") within 60 days after the Execution Date. If Matria fails to move the receiving and shipping functions out of the Shipping Area and the billing functions out of the Business Office within such time period, Matria agrees to pay Endeavor $2.92 per each square foot left occupied per month (or portion thereof). In no event shall such Shipping Area or Business Office be occupied past six months from the Execution Date.

         5.  COMPENSATION AND EXPENSES.
             -------------------------

             (a) As consideration for Endeavor's performance of the Services, and Endeavor making available the Transition Employees and the Consulting Employees, Matria shall pay to Endeavor on the first day of each month during the Term of this Agreement a monthly cash fee in the amount of $25,000 (provided such payments will be prorated for partial months) (the "Management Fee"); provided, however, that upon a Bogart Termination, the Management Fee shall be reduced by $10,000 per month (or as may be prorated for a partial month), which Endeavor and Matria hereby agree is the portion of the Management Fee attributable to the services to be performed by Mark Bogart.

             (b) Matria shall reimburse the Transition Employees and the Consulting Employees for all reasonable expenses such employees incur in performing their duties pursuant

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to this Agreement, at the request or on behalf of Matria, including, without limitation, travel, lodging, meal and entertainment expenses and long distance telephone charges; provided, however, that Matria shall have no obligation to reimburse the Transition Employees or the Consulting Employees for expenses not approved by Matria.

         6.  INDEPENDENT CONTRACTOR.
             ----------------------

             (a) Endeavor and Matria, in the performance of this Agreement, will be acting in their own separate capacities and not as agents, employees, partners, joint venturers or associates of one another. It is expressly understood and agreed that (i) Endeavor is an independent contractor of Matria in all manners and respects and Endeavor is not authorized, nor are any of its employees or agents authorized, to bind Matria to any liability or obligation or to represent that it has any such authority; and (ii) Matria is not authorized, nor are any of its employees or agents authorized, to bind Endeavor to any liability or obligation or to represent that it has any such authority.

             (b) The Transition Employees and the Consulting Employees shall remain employees of Endeavor, and Endeavor shall be solely responsible for all of its withholding taxes, social security taxes, unemployment taxes, and workers' compensation insurance premiums with respect to the Transition Employees and the Consulting Employees.

         7.  OWNERSHIP OF WORK PRODUCT. All work product, property, data,
             -------------------------
documentation or information or materials conceived, discovered, developed or created by Endeavor, QDS, the Transition Employees or the Consulting Employees in performing the Services pursuant to this Agreement (collectively, the "Work Product") will be owned exclusively by Matria. To the greatest extent possible, any Work Product will be deemed to be a "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended) and owned exclusively by
                                   ------
Matria. Endeavor hereby unconditionally and irrevocably transfers and assigns to Matria all right, title and interest in and to any Work Product; provided, however, that "Work Product" shall not include Endeavor 2000 software or any derivative works thereof.

         8.  TERM. Unless sooner terminated in accordance with the provisions of
             ----
Section 9 hereof, the term (the "Term") of this Agreement shall commence as of the Effective Date and shall continue until December 31, 1998.

         9.  TERMINATION.
             -----------

             (a) Notwithstanding anything else contained herein to the contrary, and in addition to any other rights and remedies it may have at law, in equity or hereunder, either party hereto may cancel and terminate this Agreement if the other party fails to correct or cure any material breach hereunder within ten days after receiving written notice thereof from such party.

             (b) Notwithstanding anything else contained herein to the contrary Matria may cancel and terminate this Agreement at any time (for any reason or for no reason) upon 30 days written notice to Endeavor.

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         10. INDEMNIFICATION.  Endeavor hereby indemnifies and agrees to defend
             ---------------
and hold harmless Matria and its affiliates, employees, officers, agents, partners and independent contractors from and against any and all damages, losses, costs (including, without limitation, court costs and attorneys' fees), settlements, suits, actions, expenses, liabilities and claims of any kind caused by or resulting from any breach of this Agreement by Endeavor and/or QDS. Matria hereby indemnifies and agrees to defend and hold harmless Endeavor and its affiliates, employees, officers, agents, partners and independent contractors from and against any and all damages, losses, costs (including, without limitation, court costs and attorneys' fees), settlements, suits, actions, expenses, liabilities and claims of any kind caused by or resulting from any breach of this Agreement by Matria.

         11. NOTICES.
             -------

             (a) All notices provided for or required by this Agreement shall be in writing and shall be delivered personally to the other designated party, or mailed by certified or registered mail (return receipt requested) or delivered by a recognized national overnight courier service, as follows:

             If to Endeavor or QDS:    Endeavor Technologies, Inc.
                                       400 The Lenox Building
                                       3399 Peachtree Road, N.E.
                                       Atlanta, Georgia 30326
                                       Attention:  Chief Executive Officer

             If to Matria:             Matria Healthcare, Inc.
                                       1850 Parkway Place
                                       12th Floor
                                       Marietta, Georgia 30067
                                       Attention: General Counsel

             (b) Notices delivered pursuant to Section 11(a) shall be deemed given: (i) at the time delivered, if personally delivered; (ii) at the time received, if mailed; and (iii) two business days after timely delivery to an overnight courier service.

             (c) Either party hereto may change the address to which notice is to be sent by written notice to the other party in accordance with the provisions of this Section 11.

         12. MISCELLANEOUS.
             -------------

             (a) This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by the parties hereto. No waiver by any party hereto of

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any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

             (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflicts of laws.

             (c) No party may assign or otherwise transfer this Agreement, in whole or in part, without the prior written consent of the other parties hereto, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Matria may assign this Agreement to a wholly-owned subsidiary of Matria without the consent of the other parties hereto, provided that Matria shall remain liable for the performance of its obligations hereunder.

             (d) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (e) The headings contained herein are for the convenience of the parties only and shall not be interpreted to limit or affect in any way the meaning of the language contained in this Agreement.

             (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

             (g) If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

             (h) This Agreement shall not be construed more strongly against any party hereto regardless of which party is responsible for its preparation.

             (i) Upon the reasonable request of another party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement on the Execution Date, to be effective as of the Effective Date.

                                    "Endeavor"

                                    ENDEAVOR TECHNOLOGIES, INC.


                                    By:    /s/ W. Michael Heekin
                                           ----------------------------------
                                    Title: Chief Operating Officer
                                           ----------------------------------


                                    "Matria"

                                    MATRIA HEALTHCARE, INC.


                                    By:    /s/ Frank D. Powers
                                           ----------------------------------
                                    Title: Executive Vice President and Chief
                                           ----------------------------------
                                           Operating Officer
                                           ----------------------------------

AGREED TO AND ACCEPTED BY:


"QDS"

QUALITY DIAGNOSTIC SERVICES, INC.


By:      /s/ Blake Whitney
         ------------------------
Title:   President
         ------------------------

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                                    EXHIBIT A

                           MANAGEMENT RESPONSIBILITIES
                           ---------------------------

         The Transition Employees and Consulting Employees will consult with Matria in the management of the Business and provide any and all reasonable assistance to facilitate a smooth transition in the change of ownership of the Business of QDS and the Transition Employees and the following Consulting
Employees: Jennifer Haley, Michael Carr, Christopher Carter, Jarret Ludeman, Mitchell Miller, and Adam Rasner, shall provide substantially the same services and perform substantially the same duties for Matria as such employees provided and performed for QDS before the Effective Date (collectively, the "Transition Assistance").

                  Endeavor agrees, as part of its responsibility to provide the Transition Assistance, to use its reasonable efforts during the Term:

                  1. within 60 days of the Execution Date, as to the Transition Employees, to assist Matria in identifying and training replacements of the Transition Employees or to assist Matria in training Matria's employees to take over the roles, duties and obligations of the Transition Employees, as directed by Matria in consultation with Endeavor;

                  2. to assist Matria in establishing relationships with all former sales representatives and employees of QDS;

                  3. to assist Matria in obtaining an independent physiological laboratory or independent diagnostic testing facility, as the case may be, provider identification number;

                  4. to assist Matria in re-contracting with each payor and physician with which QDS is under contract to provide services;

                  5. to assist Matria in establishing relationships with all former medical directors and consulting physicians of QDS; and

                  6. to assist Matria in transitioning information systems, billing and collection functions and financial reporting and record keeping functions to Matria employees.
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                                    EXHIBIT B
                              TRANSITION EMPLOYEES

Anderson, Rick
Bogart, Mark
Brown, Jeffery M.
Gurr, Stuart
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                                    EXHIBIT C
                              CONSULTING EMPLOYEES

Arnold, Jeffrey T.
Whitney, T. Blake
Draughon, K. Robert
Heekin, W. Michael
Haley, Jennifer
Nichols, John C.
Carr, Michael
Carter, Christopher
Ludeman, Jarret
Miller, Mitchell
Rasner, Adam
Arnold, R. Scott